Exhibit 99.1

Investor and Media Contact: Steven M. Des Champs
Alliance Gaming
(702) 270-7600

ALLIANCE GAMING TARGETS NOVEMBER 3rd FILING DATE FOR FORM 10-K

LAS VEGAS, September 28, 2005 — Alliance Gaming Corp. (NYSE: AGI) announced today that it estimates that it will be in a position to file its Form 10-K on or around November 3, 2005. The Company continues to work diligently on completing the preparation of its consolidated financial statements for the year ended June 30, 2005, but was not in a position to file the Form 10-K by the extended deadline of September 28, 2005.  This estimate of time is subject to the continuing review and may be revised as necessary.

The factors impacting the Company’s year end reporting process were discussed in detail in the Company’s previously filed Form 12b-25 dated September 14, 2005 and press release dated September 8, 2005.

Alliance Gaming is a diversified gaming company with headquarters in Las Vegas.  The Company is engaged in the design, manufacture, distribution and operation of advanced gaming devices and systems worldwide and owns and operates Rainbow Casino in Vicksburg, Mississippi.  Additional information about the company can be found on the Alliance Gaming Web site at www.alliancegaming.com.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and is subject to the safe harbor created thereby.  Such information involves important risks and uncertainties that could significantly affect the results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements.  Future operating results may be adversely affected as a result of a number of risks detailed from time to time in the company’s filings with the Securities and Exchange Commission.

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